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                                                                      EXHIBIT 10



                            MARTIN INDUSTRIES, INC.

                   1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION
                         AND DEFERRED COMPENSATION PLAN




                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1      DEFINITIONS

         As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

                 (a) "Board" shall mean the Board of Directors of Martin Industries, Inc., a Delaware corporation.

                 (b) "Committee" shall mean the committee of the Board appointed pursuant to Article III to administer the Plan.

                 (c) "Company" shall mean Martin Industries, Inc., a Delaware corporation, and any successor in interest thereto.

                 (d) "Eligible Director" shall mean any person who is serving as a director of the Company who is not an officer of the Company or a subsidiary of the Company or otherwise employed by the Company or a subsidiary of the Company.

                 (e) "Fair Market Value" shall mean, if applicable, the closing price per share of the Stock on the principal United States securities exchange registered under the 1934 Act on which such Stock is sold in the regular way; or the last sales price of the day during regular trading per share of the Stock quoted on an automated quotation system of a registered securities association on which such Stock is sold in the regular way; or if the Stock is not registered or traded in such a manner that such quotations are available, the Fair Market Value shall be deemed to be the fair value per share of Stock determined in good faith by the Board or the Committee as of a date which is within 30 days of the date as of which the determination is to be made.

                 (f) "Fees" shall mean the cash retainer and meeting fees payable to an Eligible Director for service on the Board of Directors of the Company and any committees thereof.

                 (g) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (h) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.





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                 (i)      "Optionee" shall mean a person to whom an Option has
been granted hereunder.

                 (j) "Plan" shall mean the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan, the terms of which are set forth herein.

                 (k) "Retainer" shall mean the cash retainer payable to an Eligible Director for service on the Board of Directors of the Company and any committees thereof.

                 (l) "Stock," with respect to each share to which that term refers, shall mean one (1) share of Common Stock, par value $0.01 per share, of the Company now authorized; any other shares of the Stock of the Company hereafter authorized; and securities of the Company which, under any conditions, will be converted into or exchanged for any such Stock.

                 (m) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

                 (n) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.


                                   ARTICLE II
                                    THE PLAN

SECTION 2.1      NAME

         This Plan shall be known as the "Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan."


SECTION 2.2      PURPOSE

         The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to Eligible Directors an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Options and by allowing such directors to receive Options in lieu of Fees that otherwise would have been paid in cash under the terms set forth herein and, thereby, to align the interests of the Eligible Directors with the interests of the stockholders of the Company. The purpose of the Plan is also to enhance the Company's long-term growth and financial performance by increasing the Company's ability to continue to attract and retain the services of experienced and knowledgeable directors.





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SECTION 2.3      EFFECTIVE DATE

         The Plan was adopted by the Board of Directors on May 3, 1996, and became effective as of that date, subject to ratification and approval prior to June 1, 1997 by the affirmative vote of a majority of the shares of Stock of the Company present, or represented, and entitled to vote at a meeting of stockholders of the Company duly held in accordance with the Restated Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware. The Plan and all Options granted hereunder are further subject to the receipt by the Company of any consents or approvals required to adopt the Plan and/or grant Options under applicable law and under any permit, agreement or instrument to which the Company is a party or by which any of its properties or assets are bound. Any Option granted prior to such stockholder and other consent and approval of the Plan as herein provided shall be subject to such approval and shall have no legal effect and shall convey no rights to the holder thereof in the event said stockholder and other consent and approval of the Plan is not obtained. The Plan shall expire ten (10) years from the effective date of the Plan; provided, however, that upon termination of the Plan, the applicable provisions of the Plan shall continue to apply to all Options which are outstanding on the date the Plan is terminated. If stockholder approval is not obtained within the period contemplated herein, the Plan shall be nullified and all Options granted pursuant to Article VI below shall be rescinded and all elections to receive options pursuant to Article VI below shall be rescinded and all Eligible Directors shall receive cash equal to all Fees that had been the subject of an election under said article or Article V hereof.


                                  ARTICLE III
                          ADMINISTRATION AND OPERATION

SECTION 3.1      APPOINTMENT OF AND DUTIES AND POWERS OF COMMITTEE

         The Plan shall be administered by a Committee appointed by the Board of Directors of the Company and consisting of at least three (3) members who shall not be Eligible Directors. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan. The final determination of the Committee as to any disputed questions shall be conclusive.

        Any action of the Committee may be taken without a meeting if a majority of the members of the Committee sign written consents setting forth the action taken or to be taken at any time before or after the intended effective date of such action. Any member of the Committee may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment enabling all persons participating in the meeting to hear each other. The Committee may authorize any member thereof to execute all instruments required in the administration of the Plan, and such instruments may be executed by facsimile signature.

         The Committee may delegate to any member or members of the Committee or to any employee or employees of the Company the authority to perform any ministerial act in connection with the administration of the Plan.





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SECTION 3.2      MAJORITY RULE

         A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.


SECTION 3.3      COMPANY ASSISTANCE

         The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors and such pertinent facts related thereto as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


SECTION 3.4      PLAN OPERATION IN COMPLIANCE WITH RULE 16B-3 OF THE 1934 ACT.

         The Plan shall be interpreted and administered to comply with Rule 16b-3 promulgated under the 1934 Act, as then applicable to the Company's employee benefit plans. At such time as the terms of the Plan are required to comply with (or, if earlier, are elected by the Company to comply with) the provisions of Rule 16b-3 adopted in Release No. 34- 37260 dated May 31, 1996, all Options granted under this Plan shall provide that at least six months must elapse from the date of the grant of the Option to the date of disposition of any underlying shares of Stock to which such Option relates, unless any earlier disposition may be effected without causing a violation of Section 16(b) of the 1934 Act or any rules and regulations promulgated thereunder.


                                   ARTICLE IV
                        SHARES OF STOCK SUBJECT TO PLAN

SECTION 4.1      LIMITATIONS

         The number of shares of Stock which may be issued and sold hereunder shall not exceed 100,000 shares of Stock, subject to adjustment pursuant to the provisions of Section 4.3 hereof. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company, and such amount of shares shall be and is hereby reserved for issuance pursuant to this Plan. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until the termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.





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SECTION 4.2      OPTIONS GRANTED UNDER PLAN

         Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate, or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.


SECTION 4.3      ANTIDILUTION

         In the event that the outstanding shares of Stock hereafter are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend after the effective date of the Plan,

                 (a) the aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately; and

                 (b) rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately.

         In the event of a dissolution or liquidation of the Company, the Options granted hereunder shall terminate; provided, however, that the Optionees shall have the right for a period of thirty (30) days prior to such dissolution or liquidation to exercise outstanding Options in full without regard to any installment exercise provisions and whether the Option by its terms is at such time immediately exercisable in full, to the extent it shall not have been exercised. In the event of (i) any merger, consolidation or combination involving the Company, other than (A) any merger, consolidation or combination that is solely for the purpose of changing the domicile of the Company, and (B) any merger, consolidation or combination that would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by the securities remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or combination, or (ii) any sale of substantially all the assets of the Company or a sufficient amount of Stock in the Company (whether by tender offer, original issuance, or a single or series of related stock purchase and sale agreements and/or transactions) sufficient to confer on the purchaser or purchasers thereof (whether individually or in a group) the ability to elect a majority of the Board of Directors of the Company (without regard to any provisions concerning the classification of Board members or the staggering of their terms), the Optionee shall have the right, immediately prior to such merger, consolidation, combination, or asset or stock sale to exercise outstanding Options in full, without regard to any installment exercise provisions and whether the Option by its terms is at such time immediately exercisable in full, to the extent that it shall not have been exercised. In the event of a transaction of the nature described in (i) above (including, without limitation, in (i)(A) and (i)(B) above), nothing contained herein shall prevent the Board and the Board of Directors of the surviving corporation and/or the acquiring corporation from converting an Option into an option to purchase stock in the





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surviving or acquiring corporation on a fair and equitable basis.  In the event of a transaction described in (i) (including, without limitation, in (i)(A) and (i)(B)) and (ii) above, the Board shall be entitled in its discretion to require Optionees either to exercise their Options prior to such transactions becoming effective or to forfeit them in the absence of such an exercise.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment shall provide for the elimination of fractional share interests.


                                   ARTICLE V
                                DEFERRAL OF FEES

         Each Eligible Director may elect to defer all or any portion of any of his Fees in accordance with the terms of this Article V.

                 (a) An election to defer Fees may be made at any time, but not more frequently than once each calendar year, and shall be effective only with respect to Fees payable for services to be performed after the date of the election. Such election shall be made by executing and delivering a deferred compensation agreement to the Committee. A deferral election may not be modified. An Eligible Director may terminate a deferral election at any time by delivering a written notice of termination to the Committee. Such notice shall specify the effective date, and deferrals shall cease as soon as practicable thereafter. A termination notice shall not be effective with regard to amounts previously deferred.

                 (b) The Company shall establish an account for each Eligible Director who defers Fees hereunder (the "Deferral Account") and shall adjust the account as follows:

                          (i) At the end of each calendar month in which Fees deferred would otherwise be payable, credit the account with the amount deferred for such month; and

                          (ii) As of the first day of each month (A) debit the account by the amount, if any, paid to the Eligible Director or his beneficiary during the preceding calendar month in accordance with the terms hereof or the terms of any deferred compensation agreement; and (B) credit the account with interest on the balance as of said first day of the month following the aforementioned debit to the account, at the rate paid on five-year U.S. Treasury notes on the first day of the month for which the interest is to be credited, or at such other rate as is prescribed by the Committee in the deferred compensation agreement.

The Committee shall provide each Eligible Director who has elected to defer Fees hereunder with an account statement at least annually.

                 (c) The amount credited to the Deferral Account of an Eligible Director shall be paid to him in substantially equal consecutively monthly installments over a period not to exceed three (3) years, or in such other manner as the Committee may permit. Each such





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Eligible Director shall elect the manner and time of payment (including the time payments shall commence) in the first deferred compensation agreement he executes and such election shall apply to any subsequent deferred compensation agreement the Eligible Director executes unless specifically modified in a subsequent agreement.

                 (d) Except as provided in paragraph (e) below, the amount credited to the Deferral Account of an Eligible Director, at the time of his death, shall be paid to his designated beneficiary in substantially equal consecutive monthly installments over a period not to exceed three (3) years, or in such other manner as the Committee may permit. If payment commenced in accordance with paragraph (c) above prior to the Eligible Director's death, payment shall continue in accordance with the form of payment then in effect. If payment had not commenced in accordance with paragraph (c) above, payment shall be made or commenced as soon as practicable following the date of death. Each such Eligible Director shall elect the manner in which payment shall be made to his designated beneficiary in the first deferred compensation agreement he executes. Such election shall apply to all subsequent deferred compensation agreements executed by the Eligible Director unless specifically modified in a subsequent agreement.

                 (e) In the event an Eligible Director suffers a financial hardship caused by accident, illness or other event beyond his control, the Committee may, in its discretion, accelerate payment of the amounts credited to the Eligible Director's Deferral Account, if any, to the extent reasonably necessary to eliminate such hardship. In addition, if following the death of an Eligible Director, his beneficiary or beneficiaries suffers a financial hardship caused by an accident, illness or other event beyond the control of such beneficiary or beneficiaries, the Committee may, in its discretion, accelerate payment of the amounts credited to the Eligible Director's Deferral Account, if any, to which such beneficiary or beneficiaries are entitled to the extent reasonably necessary to eliminate such hardship.


                                   ARTICLE VI
                                    OPTIONS

SECTION 6.1      ANNUAL OPTION GRANTS

                 (a) On the date of the meeting of the Board each year which follows the Annual Meeting of Stockholders in said year (the "Annual Meeting of Stockholders"), beginning with the date of the Annual Meeting of Stockholders held in 1996, each director elected to the Board of Directors by the stockholders of the Company at the annual meeting of stockholders in said year and who is an Eligible Director, and, in addition to the newly elected Eligible Directors, each Eligible Director then in office on such date shall automatically be granted an Option as of the date of such Board meeting to purchase shares of Stock as follows:

                          (i) Each director elected to the Board at the Annual Meeting of Stockholders and who is an Eligible Director shall receive an Option to purchase the number of shares of stock (rounded up to the next whole number) determined by dividing the whole dollar amount of the director's Retainer for the





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         upcoming year of service by the Fair Market Value of the Stock on the date of grant.

                          (ii) Each Eligible Director not standing for election at the Annual Meeting of Stockholders and who is to continue to serve as a director of the Company shall receive an Option to purchase the number of shares of Stock (rounded up to the next whole number) determined by dividing the whole dollar amount of the director's Retainer for the upcoming year of service by the Fair Market Value of the Stock on the date of grant and then multiplying the resulting amount by .6666.


                 Example:

                 At the Annual Meeting of Stockholders for 1999, Eligible Director A stands for election and is elected to the Board of Directors and Eligible Director B is continuing into the third year of a three-year term as a director of the Company. Each Eligible Director will be paid a $12,000 Retainer for the upcoming year. The Fair Market Value of the Stock on the date of the annual meeting of the Board is $11.00. Under these facts, Eligible Director A will receive an Option to purchase 1,091 shares of Stock ($12,000 / $11.00 = 1,090.9, rounded up to 1,091). Eligible Director B will receive an Option to purchase 728 shares of Stock (1,090.9 x .6666 = 727.1, rounded up to 728).

                 (b) Each Option granted under this Section 6.1 shall be evidenced by a Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

                 (c) The per share price of the Stock subject to each Option granted under this Section 6.1 shall be one hundred percent (100%) of the Fair Market Value of the Stock on the date the Option is granted.


SECTION 6.2      OPTION GRANTS IN LIEU OF PAYMENT OF FEES

                 (a) Each Eligible Director may elect to receive his Fees in the form of Options in lieu of cash. An election shall apply to the full amount of the Eligible Director's Fees and shall be made in writing, on such form and in such manner as the Committee may prescribe, before the Annual Meeting of Stockholders of the Company each year, such election to cover Fees accrued during the twelve-month period to begin on June 1 following said annual meeting and end May 31 of the following year (the "Election Option Period"); provided, however, that for the initial year of the Plan, an Eligible Director may make his election hereunder at any time prior to August 31, 1996, which election shall apply to the period beginning September 1, 1996 and ending on May 31, 1997.





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                 (b)      On the first business day following each of the
three-month periods ending August 31, November 30, February 28 (or 29, as the case may be) and May 31 in each Election Option Period (the "Election Quarter Period"), the Company shall grant to each Eligible Director who has made an election in accordance with paragraph (a) above an Option to purchase the number of shares of Stock (rounded up to the next whole number) determined by dividing x by y, where --

                 x is the amount of the Eligible Director's Fees accrued during the Election Quarter Period increased by a factor of thirty percent (30%); and

                 y is the Black-Scholes value of each Option to purchase a share of Stock on the date of grant.

                 (c) The per share price of the Stock subject to each Option granted under this Section 6.2 shall be one hundred percent (100%) of the Fair Market Value of the Stock on the date the Option is granted.

                 (d) An election by an Eligible Director whose service on the Board terminates prior to the end of an Election Quarter Period to which the election relates shall be void. Such Eligible Director shall receive the portion of his Fees earned as of the date of termination in cash.


SECTION 6.3      OPTION PERIOD

         Each Option granted hereunder must be granted within ten years from the effective date of the Plan. The period for the exercise of each Option shall be ten years. Options granted hereunder prior to stockholder approval of the Plan shall provide that such Options are not exercisable within the first twelve-months following the grant thereof and, further, that at least six months must elapse from the date of stockholder approval of the Plan to the date of disposition of any underlying shares of Stock to which such Option relates, unless any earlier exercise of disposition may be effected without causing a violation of Section 16(b) of the 1934 Act or any rules and regulations promulgated thereunder. Following stockholder approval of the Plan, Options granted hereunder shall not be exercisable within the first twelve months after the date of grant; provided, however, that said Options may become exercisable earlier in accordance with the provisions of this Plan concerning the termination of an Optionee's directorship on account of total and permanent disability or death (Section 6.5) and change of control of the Company (Section 4.3), provided that, in each case, the earlier exercise thereof would not cause a violation of Section 16(b) of the 1934 Act or any rules and regulations promulgated thereunder. Following stockholder approval of the Plan, the Committee in its discretion may accelerate the times when Options are exercisable after the initial grant thereof; provided, however, that the Committee may not exercise such power in a manner that would shorten the initial twelve-month period for Eligible Directors referred to in the foregoing sentence or the other periods referenced in this Section 6.3 if to do so would permit or result in a violation of Section 16(b) of the 1934 Act.





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SECTION 6.4      OPTION EXERCISE

                 (a) Options may be exercised with respect to whole shares only, for such shares of Stock and within the period permitted by the exercise thereof as determined by the Committee, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office in the State of Alabama, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised.

                 (b) The Option price upon exercise of any Option shall be payable to the Company in full either (i) in cash or its equivalent, (ii) by tendering shares of previously acquired Stock which has been held by the Optionee for a minimum of six months prior to such exercise, and having a Fair Market Value as of the business day immediately preceding the date of exercise equal to the total Option price, or (iii) by a combination of (i) and (ii).
Any shares of Stock received by the Company pursuant to this Section 6.4(b) shall be held by the Company as treasury shares.

                 (c) No Option granted hereunder shall be exercisable unless at all times during the period beginning on the date of the granting of such Option and ending on the day which is three years before the date of exercise (or ending on the day which is 90 days before the date of exercise in the event of the termination of the directorship of the Optionee for cause, or ending on the expiration date of the Option in the event of termination of the directorship on account of the retirement, determination of total and permanent disability or the death of the Optionee, as the case may be) the Optionee was a director of the Company.


SECTION 6.5      EFFECT OF DEATH OR OTHER TERMINATION OF EMPLOYMENT

                 (a) In the event that the directorship of an Optionee to whom an Option shall have been granted hereunder shall be terminated for any reason (including voluntary resignation, early retirement or failure to be re-elected) other than for cause (as defined below), mandatory retirement according to the policy of the Board, death or disability, such Option may be exercised (to the extent that the Option shall have been entitled to do so at the date of his termination) by such Optionee at any time prior to the expiration date of the Option or within three years after the date of such directorship termination, whichever is earlier.

                 (b) If the directorship of an Optionee to whom an Option shall have been granted hereunder is terminated for cause, as defined below, such Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination) by such Optionee at any time prior to the expiration date of the Option or within ninety (90) days after the date of such termination, whichever is earlier. For purposes of this Section 6.5, the term "for cause" shall be defined as a good faith express determination by the Board that the Optionee has been guilty of willful misconduct or dishonesty or a good faith express determination by the Board that the Optionee has been grossly derelict in or has grossly neglected the Optionee's duty to the Company.





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                 (c)      In the event that the directorship of an Optionee to
whom an Option shall have been granted hereunder shall be terminated by reason of mandatory retirement according to the policy of the Board, such Option may be exercised (to the extent that the Option shall have been entitled to do so at the date of his termination) by such Optionee at any time prior to the expiration date of the Option.

                 (d) In the event that the directorship of an Optionee to whom an Option shall have been granted hereunder shall be terminated by the death or total and permanent disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), or as determined by the Committee in its discretion) of such Optionee, such Option may be exercised (to the extent that the Option shall have been entitled to do so at the date of his termination) by such Optionee, his personal representatives, the executor or administrator of the estate of the Optionee, or the person or persons to whom an Option granted hereunder shall have been validly transferred pursuant to a will or the laws of descent and distribution, or otherwise, at any time prior to the expiration date of the Option.

SECTION 6.6      NONTRANSFERABILITY OF OPTIONS

         At such time as the terms of the Plan are required to comply with (or, if earlier, are elected by the Company to comply with) the provisions of Rule 16b-3, adopted in Release No. 34-37260 dated May 30, 1996, Options granted hereunder may be transferred by an Optionee upon the prior consent of the Committee; provided, however, that such Committee approval shall not be required for transfers of an Option by will or the laws of descent and distribution. Prior to such time, no Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transfers of the terms and conditions of such Option. Subject to the foregoing, during the lifetime of an Optionee, the Option shall be exercisable only by him.


SECTION 6.7      RIGHTS AS STOCKHOLDER

         An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.


                                  ARTICLE VII
                               STOCK CERTIFICATES

SECTION 7.1      STOCK CERTIFICATES

         The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of an Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:





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                 (a)      the completion of any registration or other
qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

                 (b) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

                 (c) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

                 (d) the compliance with any and all applicable federal, state or local laws; and

                 (e) such other terms and conditions as may be set forth in the Plan.

The Company shall further be entitled to place whatever legends on such certificate as it shall deem reasonably necessary or appropriate.


                                  ARTICLE VIII
              TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN


         The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the stockholders of the Company may

                 (a) increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 hereof;

                 (b) materially modify the requirements as to those persons who are eligible to participate in the Plan; and

provided, further, that no termination, amendment, or modification of the Plan shall in any manner affect any Stock Option Agreement theretofore entered into pursuant to the Plan without the consent of the Optionee or valid transferee of the Option. The foregoing provisions of this Article VIII notwithstanding, until such time as the terms of the Plan are required to comply with (or, if earlier, are elected by the Company to comply with) the provisions of Rule 16b-3, adopted in Release No. 34-37260 dated May 30, 1996, the provisions of
Article VI of the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder.



                                   ARTICLE IX





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                                 MISCELLANEOUS

SECTION 9.1      OTHER COMPENSATION PLANS

         The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any of its subsidiaries.


SECTION 9.2      PLAN BINDING ON SUCCESSORS

         The Plan shall be binding upon the successors and assigns of the Company.

SECTION 9.3      SINGULAR, PLURAL; GENDER

         Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

SECTION 9.4      HEADINGS, ETC., NO PART OF PLAN

         Headings of Articles and Sections hereof are inserted for convenience and references; they constitute no part of the Plan.

SECTION 9.5      INVESTMENT REPRESENTATION

         Each Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or such other persons to purchase any such shares.


SECTION 9.6      COMPLIANCE WITH OTHER LAWS AND REGULATIONS

         The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.





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SECTION 9.7      WITHHOLDING BY THE COMPANY

         A Stock Option Agreement executed pursuant to this Plan may contain a provision to the effect that the Optionee will consent to any withholding actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Code, and any related state or local income tax laws.





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